QuickLinks -- Click here to rapidly navigate through this document
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Tri-S Security Corporation (Exact name of registrant as specified in its charter)
Georgia (State of incorporation or organization)	30-0016962 (I.R.S. Employer Identification No.)
3700 Mansell Road, Suite 220 (Address of principal executive offices) Securities to be registered pursuant to Section 12(b) of the Act:	30022 (Zip Code)
Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-119737 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Units, with each Unit consisting of one share of Common Stock, $.001 par value per share, and one Warrant to purchase one share of Common Stock
(Title of class)

Warrants to purchase Common Stock included in the Units
(Title of class)

Common Stock, $.001 par value per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        The descriptions of the Units, Warrants and Common Stock being registered hereby are set forth under the caption "Description of Securities" in the prospectus contained in the Registrant's Registration Statement on Form S-1 (No. 333-119737), as originally filed with the Securities and Exchange Commission on October 13, 2004, and as subsequently amended (the "Form S-1 Registration Statement"), and such descriptions are incorporated herein by reference in response to this item.

Item 2. Exhibits.

        The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement).
3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement).
4.1	Form of representative's option for the purchase of Warrants (incorporated by reference to Exhibit 4.1 to the Form S-1 Registration Statement).
4.2	Form of representative's option for the purchase of Common Stock (incorporated by reference to Exhibit 4.2 to the Form S-1 Registration Statement).
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Form S-1 Registration Statement).
4.4	Form of Warrant Agreement (incorporated by reference to Exhibit 4.4 to the Form S-1 Registration Statement).
4.5	Form of Warrant issuable to representative upon exercise of option (incorporated by reference to Exhibit 4.5 to the Form S-1 Registration Statement).
4.6	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.6 to the Form S-1 Registration Statement).
4.7	Specimen Unit Certificate (incorporated by reference to Exhibit 4.7 to the Form S-1 Registration Statement).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRI-S SECURITY CORPORATION
By:	/s/ RONALD G. FARRELL
Name: Ronald G. Farrell Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement).
3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement).
4.1	Form of representative's option for the purchase of Warrants (incorporated by reference to Exhibit 4.1 to the Form S-1 Registration Statement).
4.2	Form of representative's option for the purchase of Common Stock (incorporated by reference to Exhibit 4.2 to the Form S-1 Registration Statement).
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.3 to the Form S-1 Registration Statement).
4.4	Form of Warrant Agreement (incorporated by reference to Exhibit 4.4 to the Form S-1 Registration Statement).
4.5	Form of Warrant issuable to representative upon exercise of option (incorporated by reference to Exhibit 4.5 to the Form S-1 Registration Statement).
4.6	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.6 to the Form S-1 Registration Statement).
4.7	Specimen Unit Certificate (incorporated by reference to Exhibit 4.7 to the Form S-1 Registration Statement).

QuickLinks

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE
EXHIBIT INDEX